Exhibit 2(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm and Legal Counsel" and "Financial Highlights" and to the use of our report dated February 16, 2004, in the Registration Statement (Form N-2 Nos. 333-____ and 811-10341) and related Prospectus and Statement of Additional Information of UBS Tamarack International Fund, L.L.C. for the registration of limited liability company interests.

Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York
January 26, 2005